Exhibit 32.1

CERTIFICATION REQUIRED BY RULE 13a-14(b)

AND 18 U.S.C. §1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Texas Regional Bancshares, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

Date: May 10, 2005	/s/ G.E. Roney
Glen E. Roney
Chairman of the Board, President
& Chief Executive Officer

Date: May 10, 2005	/s/ John A. Martin
John A. Martin
Executive Vice President
& Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Texas Regional and will be retained by Texas Regional and furnished to the Securities and Exchange Commission or its staff upon request.